UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 2, 2025

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.002 per share	MRVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Securities.

On December 2, 2025, Marvell Technology, Inc. (the “Company”) announced that it entered into an Agreement and Plan of Reorganization (the “Agreement”) with Celestial AI Inc. (“Celestial”) pursuant to which the Company will acquire Celestial in a transaction (the “Transaction”), consisting of approximately $1.0 billion payable in cash and approximately 27.2 million shares of the Company’s common stock, par value $0.002 per share (the “Common Stock”), having a value of approximately $2.25 billion, to be paid at or issued at the closing of the Transaction (the “Closing Shares”), and up to an additional approximately 27.2 million shares of Common Stock, having a value of approximately $2.25 billion, upon achievement of certain revenue-based performance milestones (the “Milestone Shares” and together with the Closing Shares, the “Shares”), in each case, subject to the adjustments and other terms and conditions of the Agreement. In connection with the Agreement, the Company will enter into customary agreements, including a registration rights agreement requiring the Company to register the Closing Shares promptly after the closing of the Transaction and the Milestone Shares promptly after the issuance of such shares, and to use commercially reasonable efforts to keep such registration statement effective.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder. The issuance of shares pursuant to the Agreement does not involve a public offering, and the Company will seek representations from each securityholder that such holder is acquiring the applicable Shares for its own accounts and not with a view to distribution in violation of the Securities Act, and that such holder is an “accredited investor” as defined in Regulation D. Cash consideration will be paid to securityholders that are not eligible to receive shares.

The Transaction has been approved by the Company’s Board of Directors. The Company expects the Transaction to close in the first quarter of calendar 2026, subject to customary closing conditions and regulatory approvals.

In connection with the Transaction, the Company also issued a warrant to a third party. The Company has filed a Current Report on Form 8-K with the SEC on the date hereof disclosing the terms of such warrant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 2, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: December 2, 2025	By:	/s/ Mark Casper
Mark Casper
EVP, Chief Legal Officer and Secretary